EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the Form S-1 Registration Statement of Hinto Energy, Inc., of my report dated March 30, 2012 on my audit of the balance sheets of Hinto Energy, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from inception February 13, 1997 (inception) through December 31, 2011.

I further consent to the use, in the Form S-1 Registration Statement of Hinto Energy, Inc., of my report dated June 15, 2012 on my audit of the balance sheet of South Uintah Gas Properties, Inc. as of December 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from inception March 8, 2011 (inception) through December 31, 2011.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 2, 2012